UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2014

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

(407) 226-5011

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The previously announced underwritten secondary offering (the “Offering”) by the selling stockholders (the “Selling Stockholders”) affiliated with The Blackstone Group L.P. of 17,250,000 shares of common stock of SeaWorld Entertainment, Inc. (the “Company”), including 2,250,000 shares that were offered and sold by the Selling Stockholders pursuant to the full exercise of the underwriters’ option to purchase additional shares, at a price of $30.00 per share, closed on April 9, 2014. The Selling Stockholders received all of the net proceeds from the Offering. No shares were sold by the Company.

Concurrently with the closing of the Offering, the Company repurchased 1,750,000 shares of its common stock directly from the Selling Stockholders in a private, non-underwritten transaction at a price per share equal to the price per share that was paid to the Selling Stockholders by the underwriters in the Offering. A copy of the press release announcing the closing of the Offering and this repurchase transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release of SeaWorld Entertainment, Inc., dated April 9, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: April 9, 2014	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs
Officer, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated April 9, 2014.